                                                                   EXHIBIT 10(o)

                  FIRST AMENDED AND RESTATED LOAN AGREEMENT

      THIS FIRST AMENDED AND RESTATED LOAN AGREEMENT is entered into this 12th day of September, 2001 by and between CHEMFIRST INC., a Mississippi corporation (the "Borrower"), and SUNTRUST BANK, a Georgia state chartered banking corporation ("Lender").

RECITALS:

      A. Borrower and Lender previously executed that certain Loan Agreement dated October 24, 2000 (as amended to date, the "Original Loan Agreement") and in connection therewith Borrower executed in favor of Lender that certain $10,000,000 Revolving Credit Note dated October 24, 2000 (the "Original Note").

      B. Borrower and Lender previously amended the Original Loan Agreement pursuant to that certain First Amendment to Loan Agreement dated as of July 26, 2001 (the "First Amendment") executed by Borrower and Lender.

      C. Borrower and Lender are desirous of making certain amendments to the Original Loan Agreement as set forth herein, including an increase in the facility from $10,000,000 to $35,000,000, by amending and restating the Original Loan Agreement and replacing the Original Loan Agreement as set forth herein. Concurrently herewith Borrower and Lender have amended and restated the Original Note.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Original Loan Agreement is restated in its entirety as follows:

                            ARTICLE 1. LOAN FACILITY

      1.1 Loan Facility. Subject to the terms and conditions contained in this
          -------------
Agreement and the other Loan Documents, and in reliance upon the representations, warranties and covenants in this Agreement and the other Loan Documents, Lender agrees to make Advances to Borrower on a revolving credit basis from time to time until the Maturity Date, as evidenced by the Note, on the condition that the aggregate principal amount outstanding of all Advances under the Revolving Credit Note (and the face amount of all outstanding Letters of Credit) shall not at any time exceed the Maximum Revolver Amount. Borrower may request Foreign Currency Advances (subject to the availability of such Foreign Currency to Lender) and U.S. Dollar Advances under the Note. Interest shall accrue on the Revolving Credit Loan at the Applicable Rate, and the terms of payment shall be as set forth herein and in the Note. The Dollar Equivalent of each Foreign Currency Advance shall be determined on the second Business Day prior to the making or continuation of such Advance and on any other date that any Advance is made or continued hereunder.

      1.2 Borrowing Procedures for Revolving Credit Loan. Lender shall make
          ----------------------------------------------
Advances under the Revolving Credit Loan as follows:

      Borrower shall give Lender at least two (2) Business Days' prior written notice of a proposed borrowing. Any one of the Executive Officers of Borrower are authorized (pursuant to Borrower's board resolutions) to request an Advance on behalf of Borrower. Lender shall make the Advance by depositing the funds being advanced into the account designated by Borrower. In connection with each request for Advance, Borrower shall designate the Interest Period for such Advance and whether such Advance is a Foreign Currency Advance (indicating the applicable Foreign Currency available hereunder) or a U.S. Dollar Advance. Whenever Borrower desires to renew all or a portion of an outstanding Advance after an expiration of an Interest Period it shall give the Lender at least two (2) Business Days' prior written notice of each such Advance to be renewed. Notices shall be in form and substance satisfactory to Lender shall be given prior to 11:00 a.m. (Atlanta, Georgia time). Each such notice shall be irrevocable and shall specify the aggregate principal amount of the Advances to be renewed and the date of such renewal. If Borrower shall have failed to deliver the notice of renewal, Borrower shall be deemed to have elected to convert such Advance to bear interest accruing at the Base Rate.

      1.3 Prepayments.
          -----------

            (a) Borrower shall have the right to borrow, repay and reborrow under the Note on a revolving credit basis, however, in the event an Advance (other than an Advance accruing interest at a Base Rate) is paid prior to the expiration of its applicable Interest Period, the Borrower shall pay Lender a reasonable and customary breakage fee as reasonably determined by Lender to compensate Lender for such prepayment. The determination of such fee (absent manifest error) shall be binding upon Borrower.

            (b) If at any time the Dollar Equivalent of the aggregate principal amount of all outstanding Advances exceeds the Maximum Revolver Amount, Borrower shall promptly prepay the Advances (including, without limitation any breakage fee referred to in clause (a) above) in an amount sufficient to eliminate such excess.

      1.4 Use of Proceeds. Proceeds of the Note will be used to refinance the
          ---------------
Original Loan Agreement and thereafter solely for purchases of Borrower's capital stock and for working capital and general corporate purposes of the Borrower or a Subsidiary. Letters of Credit issued hereunder will be used for general corporate purposes.

      1.5 Taxes.
          -----

            (a) Any and all payments by or on account of any obligation of Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if Borrower shall
                                                --------
      be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Lender shall receive an amount equal to the sum it would have received had no such deductions been made; (ii) Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

            (b) In addition, Borrower shall pay any Other Taxes to the relevant governmental authority in accordance with applicable law.

            (c) Borrower shall indemnify Lender, within five (5) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by Lender on or with respect to any payment by or on account of any obligation of Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this section) and any penalties, interest and reasonable expenses arising therefrom or with respect to thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error. Lender shall remit any Indemnified Taxes to Borrower if they are subsequently refunded to Lender.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a governmental authority, Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

      1.6 Inability to Determine Interest Rates. If prior to the commencement of
          -------------------------------------
any Interest Period for any Advance in any currency, Lender shall have determined reasonably that (i) by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR in such currency for such Interest Period, or (ii) the Adjusted LIBOR Rate for such currency does not adequately and fairly reflect the cost to Lender of making, funding or maintaining its Advance(s) in such currency for such Interest Period, Lender shall given written notice (or telephonic notice, promptly confirmed in writing) to the Borrower as soon as practicable thereafter. Until Lender notifies Borrower that the circumstances giving rise to such notice no longer exist, (i) the obligation of Lender to make an Advance in such currency and (ii) all such affected U.S. Dollar Advances shall be converted into Advances accruing interest at the Base Rate on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Advances in accordance with this Agreement and all Advances in any Foreign Currency shall be repaid.

      1.7 Illegality. If any Change in Law shall make it unlawful or impossible
          ----------
for Lender to make, maintain or fund any Advance, Lender shall promptly give notice thereof to Borrower, whereupon until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of Lender to make Advances, or to continue outstanding Advances, shall be suspended. In the case of the making of U.S. Dollar Advances, Advances may be made or converted to Advances bearing interest at the Base Rate.

      1.8 Increased Costs.
          ---------------

            (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the LIBOR Rate hereunder against assets of, deposits with or for the account of, or credit extended by, Lender (except any such reserve requirement reflected in the Adjusted LIBOR
            Rate); or

                  (ii) impose on Lender or the eurodollar interbank market any other condition affecting this Agreement or any Advances made by Lender;

and the result of the foregoing is to increase the cost to Lender of making, continuing or maintaining an Advance or to reduce the amount received or receivable by Lender hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice from and demand by Lender, within five (5) Business Days after the date if such notice and demand, additional amount or amounts sufficient to compensate Lender for such additional costs incurred or reduction suffered.

            (b) If Lender shall have reasonably determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on Lender's capital (or on the capital of Lender's parent corporation) as a consequence of its obligation hereunder to a level below that which Lender or Lender's parent corporation could have achieved but for such Change in Law (taking into consideration the Lender's policies or the policies of Lender's parent corporation with respect to capital adequacy) then, from time to time, within five (5) Business Day after receipt by Borrower of written demand by Lender, Borrower shall pay to Lender such additional amounts as will compensate Lender or Lender's parent corporation for any such reduction suffered.

            (c) A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section shall be delivered to Borrower. Borrower shall pay Lender such amount or amounts within 10 days after receipt thereof.

      1.9 Facility Fee. The Borrower agrees to pay to the Lender a facility fee,
          ------------
which shall accrue at fifteen basis points (.15%) on the Maximum Revolver Amount, provided that if Letters of Credit are outstanding after the Maturity Date, the facility fee shall accrue on the daily amount of the outstanding Letters of Credit. Accrued facility fees shall be payable in arrears on the last day of each March, June, September and December of each year and on the Maturity Date, commencing on the first such date after the Closing Date; provided
                                                                --------
further, that any facility fees accruing after the Maturity Date shall be
-------
payable in arrears on the last Business Day of each March, June, September and December.

                          ARTICLE 2. LETTERS OF CREDIT
                                     -----------------

      2.1 Letters of Credit Commitment.
          ----------------------------

            (a) During the term of this Agreement, the Lender agrees to issue, at the request of the Borrower, Letters of Credit for the account of the Borrower on the terms and conditions hereinafter set forth; provided,
                                                                  --------
      that (i) each Letter of Credit shall expire on or before the Maturity Date (unless Lender shall agree in writing to an expiration date or an extension date beyond the Maturity Date); (ii) each Letter of Credit shall be in a stated Dollar Equivalent of at least $10,000; (iii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance, the face amount of all Letters of Credit issued under this Agreement, plus the outstanding Advances as revolving credit loans
                      ----
      would exceed the Maximum Revolver Amount; and (iv) outstanding letters of credit in Foreign Currencies shall not in the aggregate exceed a Dollar Equivalent of $1,000,000.

            (b) To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Lender irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof, whether the Letter of Credit shall be in a Foreign Currency and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Section 4.2 hereof, the issuance of
                                            -----------
      such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Lender shall reasonably approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Lender shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

            (c) The Lender shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Lender shall notify the Borrower of such demand for payment; provided, that any failure to give or delay in giving such notice shall
      --------
      not relieve the Borrower of its obligation to reimburse the Lender with respect to such disbursement. The disbursement by Lender for the account of a beneficiary of a Letter of Credit shall be deemed an Advance under the Revolving Credit loan facility and the Revolving Credit Note under
      Section 1.1 hereof.
      -----------

            (d) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Lender demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Lender, in the name of the Lender and for the benefit of the Lender, an amount in cash equal to the face amount of all Letters of Credit. Such deposit shall be held by the Lender as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Lender shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Lender. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Lender to reimburse itself for disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower or, if the maturity has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not so applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

            (e) The Borrower's obligation to reimburse disbursements made under Letters of Credit issued hereunder shall be absolute and unconditional and shall be performed in accordance with the terms of this Agreement irrespective of any of the following circumstances:

                  (i) Any lack of validity or enforceability of any Letter of
            Credit;

                  (ii) The existence of any claim, set-off, defense or other right which the Borrower or affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), the Lender or any other person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

                  (iii) Any draft or other document presented under a Letter of
            Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) Payment by the Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, if such noncompliance is not material;

                  (v) Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder; or

                  (vi) The existence of a Default or an Event of Default.

Neither the Lender nor any affiliate of the Lender shall have any liability by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Lender; provided,
                                                                      --------
that the foregoing shall not be construed to excuse the Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Lender's failure to exercise care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Lender (as finally determined by a court of competent jurisdiction), the Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (f) Each Letter of Credit shall be subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time, and, to the extent not inconsistent therewith, the governing law of this Agreement.

      2.2 Letter of Credit Fee. The Borrower agrees to pay to Lender a letter of
          --------------------
credit fee which shall accrue at 50 basis points on the average daily Dollar Equivalent amount of the face amount of all undrawn letters of credit outstanding, calculated from the period of the issuance of the Letter of Credit to but excluding the date upon which such Letter of Credit expires or is drawn upon (including without limitation, any Letters of Credit remaining outstanding after the Maturity Date), as well as the Lender's standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

      Accrued letter of credit fees shall be payable quarterly in arrears on the last day of each March, June, September and December commencing September 30, 2001 and on the Maturity Date, provided further, that any letter of credit fee
                               ----------------
accruing after the Maturity Date shall be payable on the last day of each March, June, September and December.

                   ARTICLE 3. REPRESENTATIONS AND WARRANTIES
                              ------------------------------

      To induce Lender to enter this Agreement and extend credit under this Agreement, Borrower covenants, represents, and warrants to Lender that as of the date hereof and as of the Closing Date:

      3.1 Existence; Power. Borrower and each of its Subsidiaries (i) is duly
          ----------------
organized, validly existing and in good standing as a corporation (or limited partnership) under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and
(iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

      3.2 Corporate Power and Authorization. Borrower is duly authorized and
          ---------------------------------
empowered to execute, deliver, and perform under all Loan Documents; Borrower's board of directors has authorized such Borrower to execute and perform under the Loan Documents; and all other corporate action required for the due execution, delivery, and performance of the Loan Documents has been duly and effectively taken.

      3.3 Financial Condition. The consolidated Financial Statements of Borrower
          -------------------
for the period ended December 31, 2000, and the Fiscal Quarter ended June 30, 2001, which have been delivered to Lender, have been prepared in accordance with GAAP, consistently applied, and the Financial Statements present fairly the financial condition of Borrower on a consolidated basis as of the date or dates and for the period or periods stated therein. No Material Adverse Change has occurred since the date of such Financial Statements, and Borrower has no knowledge of any events or circumstances which may give rise to a Material Adverse Change.

      3.4 Liabilities and Litigation. Neither Borrower nor any of its
          --------------------------
Subsidiaries has any liabilities (individually or in the aggregate) direct or contingent, that are likely to have a Material Adverse Effect on the business or Properties of Borrower or its ability to carry on its business as now conducted. There is no material litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting Borrower (or any of its Subsidiaries) that involves the reasonable possibility of any judgment or liability not fully covered by insurance and that are likely to cause a Material Adverse Effect on the business or the Properties of Borrower (or its applicable Subsidiary) or their ability to carry on their business as now conducted.

      3.5 Taxes; Governmental Charges. Borrower and its Subsidiaries have filed
          ---------------------------
or caused to be filed all tax returns and reports required to be filed. Borrower and its Subsidiaries have paid all due and payable taxes, assessments, fees, and other governmental charges levied upon it, except for any taxes and assessments
(a) the amount of which would not individually or in the aggregate cause a Material Adverse Effect or (b) the amount, applicability or validity or which is currently being contested in good faith by appropriate proceedings and with respect to which the Borrower and/or its Subsidiaries, has established adequate reserves therefore in accordance with GAAP. Borrower and its Subsidiaries have made all required withholding deposits.

      3.6 ERISA. Borrower is in compliance in all material respects with the
          -----
applicable provisions of ERISA. Borrower has not incurred any material "accumulated funding deficiency" within the meaning of ERISA, and has not
--------------------------------
incurred any material liability to PBGC in connection with any Plan.

      3.7 No Material Misstatements. No information, exhibit, or report
          -------------------------
furnished or to be furnished by Borrower to Lender in connection with this Agreement, contains as of the date thereof, or will contain as of the Closing Date, any material misstatement of fact or failed or will fail to state any material fact, the omission of which would render the statements therein materially false or misleading.

                        ARTICLE 4. CONDITIONS PRECEDENT
                                   --------------------

      4.1 Initial Conditions. Lender's obligation to extend credit hereunder is
          ------------------
subject to the Conditions Precedent that Lender shall have received (or agreed in writing to waive or defer receipt of) each of the following, as of the Closing Date, in form and substance satisfactory to Lender:

            (a) Note and Loan Documents. The Note, payable to the order of
                -----------------------
      Lender and all other Loan Documents, all duly executed by the Borrower and all other applicable Loan Parties.

            (b) Resolutions. Certified copies of resolutions of the Board of
                -----------
      Directors of Borrower authorizing or ratifying the execution, delivery, and performance, respectively, of this Agreement and all applicable Loan Documents.

            (c) Certificates of Existence. Certificates of existence or good
                -------------------------
      standing for Borrower.

            (d) Organizational Documents. A copy of Borrower's organizational
                ------------------------
      documents (including all amendments thereto) certified by the secretary or any assistant secretary of Borrower, or, where available, by the Secretary of State of the jurisdiction in which Borrower was formed, as being true, complete and current copies thereof.

            (e) Closing Fee. Borrower's payment of a nonrefundable closing fee
                -----------
      to Lender in the amount of Twenty-Five Thousand ($25,000) Dollars.


            (f) Cancellation of Facility. Evidence of cancellation of a
                ------------------------
      $100,000,000 revolving credit loan facility by and between Borrower and Bank of America, N.A.

            (g) Guaranty. Subsidiary Guaranty agreements executed by First
                --------
      Chemical Corporation, EKC Technology, Inc., First Chemical Texas, L.P., and ChemFirst Electronic Materials, Inc., respectively.

            (h) Other. Such other documents as Lender may reasonably request.
                -----

      4.2 Each Advance. The obligation of Lender to make any Advance is subject
          ------------
to the satisfaction of the following conditions:

            (a) at the time of and immediately after giving effect to such Advance, no Default or Event of Default shall exist and the aggregate principal amount of all Advances does not exceed the Maximum Revolver Amount; and

            (b) all representations and warranties of Borrower set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Advance before and after giving effect thereto;

            (c) since the date of the most recent financial statements of Borrower described in Section 5.1(a), there shall have been no change
                            --------------
      which has had or could reasonably be expected to have a Material Adverse Effect; and

            (d) Lender shall have received such other documents, certificates, information or legal opinions as it may reasonably request, all in form and substance reasonably satisfactory to the Lender.

      The making of each Advance shall be deemed to constitute a representation and warranty by Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section 4.2.
                                    -----------

                        ARTICLE 5. AFFIRMATIVE COVENANTS
                                   ---------------------

      Borrower covenants that, during the term of this Agreement (including any extensions hereof) and until all Indebtedness shall have been finally paid in full, unless Lender shall otherwise first consent in writing, Borrower shall:

      5.1 Financial Statements and Reports. Promptly furnish to Lender:
          --------------------------------

            (a) Annual Reports. As soon as available, and in any event within
                --------------
      ninety (90) days after the close of each Fiscal Year, the audited consolidated Financial Statements of Borrower and its Subsidiaries prepared by a firm of independent certified public accountants acceptable to Lender setting forth the audited consolidated balance sheets of Borrower and its Subsidiaries as at the end of such year, and the audited consolidated statements of income, statements of cash flows, and statements of retained earnings of Borrower and its Subsidiaries for such year, setting forth in each case in comparative form (beginning when comparative data are available) the corresponding figures for the preceding Fiscal Year, accompanied by the report of Borrower's certified public accountants, and by an unaudited consolidating balance sheet and unaudited consolidating statements of income, statements of cash flows, and statements of retained earnings of Borrower and its Subsidiaries duly certified by Borrower's chief financial officer as being correct reflections of the information used for the audited consolidated Financial Statements;

            (b) Quarterly and Year-to-Date Reports. As soon as available and in
                ----------------------------------
      any event within forty-five (45) days after the end of each Fiscal Quarter, the consolidated balance sheets of Borrower and its Subsidiaries as of the end of such Fiscal Quarter, and the consolidated and consolidating statements of income of Borrower and its Subsidiaries for such Fiscal Quarter and for a period from the beginning of the Fiscal Year to the close of such Fiscal Quarter, all certified by the chief financial officer or chief accounting officer of Borrower as being true and correct to the best of his or her knowledge;

All such balance sheets and other Financial Statements referred to in Sections
                                                                      --------
5.1(a) and (b) hereof shall conform to GAAP on a basis consistent with those of
------     ---
previous Financial Statements.

            5.2 Further Assurances. Promptly cure any defects in the creation,
                ------------------
      issuance, and delivery of the Loan Documents. Borrower at its expense promptly will execute and deliver to Lender upon request all such other and further reasonable and necessary documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of Borrower in the Loan Documents.

            5.3 Quarterly Certificates of Compliance. Concurrently with the
                ------------------------------------
      furnishing of the quarterly Financial Statements pursuant to Section
                                                                   -------
      5.1(b) hereof, furnish or cause to be furnished to Lender a certificate of
      ------
      compliance prepared by Borrower's chief accounting officer evidencing Borrower's compliance with the financial covenants in Section 6.6 hereof.
                                                            -----------

      5.4 Maintenance. Maintain its corporate existence, name as well as
          -----------
material rights and franchises;

      5.5 Insurance. Maintain and continue to maintain, with financially sound
          ---------
and reputable insurors, reasonable insurance in type, form, coverage and amount against such liabilities, casualties, risks, and contingencies and in such types and amounts as is customary in the case of corporations engaged in the same or similar businesses and similarly situated. Upon request of Lender, Borrower will furnish or cause to be furnished to Lender from time to time a summary of the insurance coverage of Borrower in form and substance satisfactory to Lender and if requested will furnish Lender copies of the applicable policies.

      5.6 Right of Inspection; Audits. Permit an officer, employee, or agent
          ---------------------------
designated by Lender to visit and inspect during normal business hours any of the Property of Borrower, to examine Borrower's books of record and accounts, to take copies and extracts from such books of record and accounts.

                         ARTICLE 6. NEGATIVE COVENANTS
                                    ------------------

      Borrower covenants and agrees that, during the term of this Agreement and until the Indebtedness has been paid and satisfied in full, unless Lender shall otherwise first consent in writing, Borrower will not (and will not permit its Subsidiaries to), either directly or indirectly:

      6.1 Debts, Guaranties, and Other Obligations. Incur, create, assume, or in
          ----------------------------------------
any manner become or be liable with respect to any Debt; provided that subject to all other provisions of this Article, the foregoing prohibitions shall not apply to:

            (a) The Indebtedness and any other Debt to Lender;

            (b) existing liabilities, direct or contingent, of Borrower that are referenced or reflected in the Financial Statements delivered to Lender prior to the Closing Date;

            (c) endorsements of negotiable or similar instruments for collection or deposit in the ordinary course of business;

            (d) revolving credit facility with AmSouth Bank, N.A. in the principal amount not to exceed $15,000,000;

            (e) letters of credit issued by Bank of America, N.A. or by Chase Manhattan Bank (or their successors) with an aggregate face amount not to exceed $5,000,000;

            (f) Debt to a Subsidiary of Borrower which shall not exceed $1,000,000 at any time However notwithstanding the foregoing, Debt to a Subsidiary which is a Guarantor and Debt to TriQuest, L.P. which does not exceed $15,000,000 in the aggregate, shall not be subject to the prohibition of Debt under this Section; and

            (g) other Funded Debt, which is not included in subsection (a) through (e) of this Section, which in the aggregate does not exceed $10,000,000.

      6.2 Liens. Create, incur, assume, or permit to exist any Lien on any of
          -----
its Property (now owned or hereafter acquired) except, subject to all other provisions of this Article, the foregoing restrictions shall not apply to:

            (a) Any Liens securing the payment of any Debt to Lender;

            (b) any Lien existing as of the Closing Date;

            (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or Liens contested in good faith by appropriate proceeding;

            (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

            (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

            (f) Liens securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations;
      (ii) contingent obligations on surety and appeal bonds; and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

            (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the consolidated Borrower do not exceed $5,000,000;

            (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Borrower;

            (i) purchase money security interests on any property acquired or held by the Borrower in the ordinary course of business;

            (j) Liens securing obligations in respect of capital leases on assets subject to such leases; and

            (k) Normal and customary Liens incurred in the ordinary course of business which do not, in the aggregate, exceed twenty percent (20%) of the Borrower's Consolidated Tangible Net Worth.

      6.3 Investments and Loans. The Borrower shall not purchase or acquire, or
          ---------------------
suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower, except for:

            (a) investment in cash equivalents and short term marketable securities;

            (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

            (c) extensions of credit by Borrower to any Subsidiaries which are Subsidiary Guarantors or by any of its Subsidiaries to another of its Subsidiaries;

            (d) investments incurred in order to consummate acquisitions or increase Borrower's ownership interest in affiliates;

            (e) repurchase of shares of the Borrower's capital stock as authorized by its board of directors;

            (f) types of investments existing as of the Closing Date; and

            (g) loans and investments not otherwise permitted hereunder not to exceed 20% of the Borrower's Consolidated Tangible Net Worth.

      6.4 Nature of Business. Suffer or permit any material change to be made in
          ------------------
the character of its business as carried on at the Closing Date.

      6.5 Fundamental Changes. The Borrower will not, and will not permit any
          -------------------
Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets or all or substantially all of the stock of any of its Subsidiaries or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing (i) the Borrower or any Subsidiary may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary; provided, that if any party to such merger is a Subsidiary Guarantor, the Subsidiary Guarantor shall be the surviving Person, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Subsidiary Guarantor.

      6.6 Financial Covenants.
          -------------------

            (a) Debt to Capitalization. The Borrower shall not permit the ratio
                ----------------------
      of Consolidated Total Funded Debt to Consolidated Total Capital to exceed .35 to 1.0, determined at the end of each Fiscal Quarter.

            (b) Fixed Charge Coverage Ratio. The Borrower shall not permit the
                ---------------------------
      ratio of Consolidated EBITR to Consolidated Fixed Charges to be less than
      3.0 to 1.00, determined at the end of each Fiscal Quarter and calculated on a trailing four quarter basis.

            (c) Debt to EBITDA. The Borrower shall not permit the ratio of
                --------------
      Consolidated Total Funded Debt to Consolidated EBITDA (calculated on a trailing four quarters basis) to exceed 1.75 to 1.0, determined at the end of each Fiscal Quarter.

            (d) Net Income. The Borrower's Consolidated Net Income shall be
                ----------
      positive as determined at the end of each Fiscal Quarter, calculated on a trailing four quarters basis.

                          ARTICLE 7. EVENTS OF DEFAULT
                                     -----------------

      7.1 Events of Default. Any of the following events shall be considered an
          -----------------
Event of Default (and shall be considered a Default pending the passage of time, giving of notice or other condition specified below):

            (a) Principal and Interest Payments. Borrower fails to pay any
                -------------------------------
      installment of principal when due or any installment of interest under the Note within five (5) Business Days after such payment is due or Borrower fails to pay any other amount payable hereunder, under the Note, other Loan Document or with respect to any Indebtedness within fifteen (15) Business Days after written demand by Lender; or

            (b) Certain Covenants. Borrower shall fail to observe or perform any
                -----------------
      of the covenants or agreements contained in Section 5.4 (concerning Borrower's existence), Section 6.4 (concerning nature of business) or
      Section 6.5 (concerning mergers and acquisitions); or

            (c) Representations and Warranties. Any representation, warranty,
                ------------------------------
      statement (including financial statements), certification or data made or furnished by or on behalf of Borrower in connection with this Agreement or any other Loan Document is false or misleading in any material respect as of the date as of which the facts therein set forth were stated or certified; or

            (d) Obligations. Borrower fails to perform any of the promises or
                -----------
      obligations contained in or required by this Agreement or any other Loan Document (other than the obligations described in subsections (a) and (b) hereof) and such failure is not cured within thirty (30) days after Lender's demand; or

            (e) Involuntary Bankruptcy or Receivership Proceedings. Any of the
                --------------------------------------------------
      following events or conditions occurs with respect to Borrower: (i) a receiver, custodian, liquidator, or trustee of itself or of any of its respective Property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or (ii) any of its Property is sequestered by court order because of insolvency; or (iii) a petition is filed against it under any state or federal bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect and such petition is not dismissed within ninety (90) days of its filing; or

            (f) Voluntary Petitions. Borrower files a voluntary bankruptcy
                -------------------
      petition or other petition to seek relief under any provision of any bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction or consents to the filing of any such petition against it under any such law; or

            (g) Assignments for Benefit of Creditors, Etc. Borrower makes an
                ------------------------------------------
      assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of itself or of all or any part of its Property; or

            (h) Discontinuance of Business, Etc. Borrower (i) discontinues its
                --------------------------------
      usual business for a reason other than force majeure and such discontinuance of business extends for more than sixty (60) days, or (ii) commences to dissolve, wind-up or liquidate itself, or (iii) experiences a Change of Control; or

            (i) Cross-Default on Other Debt or Security. Subject to any
                ---------------------------------------
      applicable grace period or waiver prior to any due date, Borrower fails to make any payment due on any indebtedness, which in the aggregate equals or exceeds $10,000,000; or

            (j) Undischarged Judgments. Any court or other governmental
                ----------------------
      authority renders judgment against Borrower for the payment of money in excess of $5,000,000, payment of which is not fully covered by valid collectible insurance or for which Borrower has not established adequate reserves in accordance with GAAP; or

            (k) Guaranty Default. A Subsidiary Guarantor fails to make any
                ----------------
      payment, perform any agreement or observe any covenant in a Subsidiary Guaranty, subject to any cure period or grace period set forth therein.

      7.2 Remedies. Upon the occurrence of an Event of Default, Lender may
          --------
declare the entire principal amount of all Indebtedness then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest, or dishonor or other notice of default of any kind, all of which Borrower hereby expressly waives, and, at Lender's sole discretion and option, all obligations of Lender under this Agreement shall immediately cease and terminate unless and until Lender shall reinstate such obligations in writing. Such acceleration and cessation of Lender's obligations shall occur automatically, without any declaration by Lender or any notice, upon the occurrence of an Event of Default under Section 7.1(e), (f) or (g). Upon the occurrence of any Event of Default, Lender may exercise all rights afforded a creditor under applicable law, and/or bring an action to protect or enforce its rights under the Loan Documents or seek to collect the Indebtedness by any lawful means.

                          ARTICLE 8. INDEMNIFICATIONS
                                     ----------------

      8.1 Indemnity. In consideration of the execution and delivery of this
          ---------
Agreement by Lender and the extension of the Loan, Borrower hereby indemnifies, exonerates and holds

Lender and each of its affiliates, officers, directors, shareholders, employees, agents and assigns (the "indemnified parties") free and harmless from and
                         -------------------
against any and all actions, causes of action, suits, losses, costs, liabilities and damages and expenses (irrespective of whether any such indemnified party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements incurred by the indemnified parties or any of them resulting from (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the Loan; or (b) the entering into and performance of this Agreement and any other Loan Document by any of the indemnified parties, regardless of whether caused by, or within the control of, Borrower, except to the extent arising out of an indemnified party's gross negligence or willful misconduct, or (c) Borrower's material breach of any provision of any Loan Document (collectively, the "Indemnified
                                                                 -----------
Liabilities"). If and to the extent that the foregoing undertaking may be
-----------
unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The indemnification set forth in this Section shall survive termination of this Agreement.

                         ARTICLE 9. GENERAL PROVISIONS
                                    ------------------

      9.1 Notices. All notices, requests, demands, directions and other
          -------
communications (collectively "notices") required under this Agreement shall be
                              -------
in writing (including communication by facsimile transmission) and shall be sent by hand, by registered or certified mail return receipt requested, by overnight courier service maintaining records of receipt, or by facsimile transmission with confirmation in writing mailed first-class, in all cases with charges prepaid. Any such properly given notice shall be effective upon the earlier of receipt or (a) the date delivered by hand, or (b) the third Business Day after being mailed, or (c) the following Business Day if sent by overnight courier service, or (d) upon sender's receipt of transmission confirmation, if sent by facsimile. All notices shall be sent to the following addresses:

            ChemFirst Inc.
            700 North Street
            Jackson, MS 39215
            (601) 960-6810 (facsimile)
            Attn: Max P. Bowman, Vice President and Chief Financial Officer

            SunTrust Bank
            6410 Poplar Avenue, Suite 320
            Memphis, TN 38119
            (901) 766-7565 (facsimile)
            Attention:  Bryan Ford, Vice President

      9.2 Successors and Assigns. Borrower shall not assign its rights or
          ----------------------
delegate its duties under this Agreement or any other Loan Document without the written consent of Lender, such consent not to be unreasonably withheld. All covenants and agreements made by or on behalf of Borrower shall bind its permitted successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

      9.3 Amendments. This Agreement may not be modified or amended except in
          ----------
writing signed by Borrower and Lender.

      9.4 Governing Law. This Agreement, the Note, and the other Loan Documents
          -------------
constitute a contract made under, and shall be construed in accordance with and governed by, the laws of the State of Tennessee (without regard to its rules on conflicts of laws).

      9.5 Costs, Expenses, and Taxes. Borrower agrees to pay on demand all
          --------------------------
reasonable and necessary out-of-pocket costs and expenses of Lender (including the reasonable fees and out-of-pocket expenses of Lender's attorneys) incurred by Lender in connection with the enforcement of this Agreement or the other Loan Documents.

      9.6 Counterparts. This Agreement may be executed in any number of
          ------------
counterparts or counterpart signature pages (by facsimile transmission or otherwise), each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

      9.7 Jurisdiction; Venue; Service of Process. BORROWER AND LENDER HEREBY
          ---------------------------------------
IRREVOCABLY CONSENT TO THE JURISDICTION OF THE FEDERAL COURTS SITTING IN FULTON COUNTY, GEORGIA, FOR ANY SUIT BROUGHT OR ACTION COMMENCED IN CONNECTION WITH THIS AGREEMENT.

      9.8 Jury Waiver. BORROWER AND LENDER HEREBY KNOWINGLY, WILLINGLY AND
          -----------
IRREVOCABLY WAIVES ITS RIGHTS TO DEMAND A JURY TRIAL IN ANY ACTION OR PROCEEDING INVOLVING THIS AGREEMENT.

      9.9 Waiver of Damages. In any action to enforce this Agreement, Borrower
          -----------------
and Lender hereby irrevocably and unconditionally waive any and all rights under the laws of any state to claim or recover any special, exemplary, punitive, consequential or other damages other than actual direct damages.

                       ARTICLE 10. DEFINITIONS AND USAGE
                                   ---------------------

      10.1 Defined Terms. In addition to other words and terms defined in the
           -------------
preamble hereof or elsewhere in this Agreement, the following terms shall have the following meanings herein, unless the context expressly requires otherwise:

      "Advance" means any extension of credit made pursuant to this Agreement,
       -------
including the issuance of a Letter of Credit.

      "Applicable Rate" means: (i) with respect to a U.S. Dollar Advance the
       ---------------
LIBOR Rate for the applicable Interest Period, plus 50 basis points; and (ii) with respect to the Foreign Currency Advance the applicable LIBOR Rate for the applicable Interest Period plus 50 basis points.

      "Base Rate" means the higher of (i) the per annum rate which the Lender
       ---------
publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%). The Lender's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Lender may make commercial loans or other loans at rates of interest at, above or below the Lender's prime lending rate. Each change in the Lender's prime lending rate shall be effective from and including the date such change is publicly announced as being effective.

      "Business Day" means (i) any day other than a Saturday, Sunday or other
       ------------
day on which commercial banks in Atlanta, Georgia and Nashville, Tennessee are authorized or required by law to close and (ii) if such day relates to a borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a U.S. Dollar Advance or a Foreign Currency Advance, or a notice with respect to any of the foregoing, any day on which dealings in Dollars (in the case of a U.S. Dollar Advance) or such Foreign Currency (in case of a Foreign Currency Advance in such Foreign Currency) are carried on in the London interbank market.

      "Change in Control" shall mean the occurrence of one or more of the
       -----------------
following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof) of 30% or more of the outstanding shares of the voting stock of the Borrower; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the current board of directors or (ii) appointed by directors so nominated.

      "Change in Law" shall mean (i) the adoption of any applicable law, rule or
       -------------
regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any governmental authority after the date of this Agreement, or
(iii) compliance by the Lender (or for purposes of Section 1.9, by the Lender's
                                                   -----------
holding company, if applicable) with any request, guideline or directive (whether or not having the force of law) of any governmental authority made or issued after the date of this Agreement.

      "Closing" means the time and place of the execution and/or delivery of
       -------
the Loan Documents.

      "Closing Date" means September 12, 2001.
       ------------

      "Consolidated EBITDA" shall mean, for the Borrower and its Subsidiaries
       -------------------
for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense determined on a consolidated basis in accordance with GAAP, and (iii) depreciation and amortization determined on a consolidated basis in accordance with GAAP.

      "Consolidated EBITR" shall mean, for the Borrower and its Subsidiaries for
       ------------------
any period, an amount equal to the sum of (a) Consolidated Net Income for such period, plus (b) to the extent deducted in determining Consolidated Net Income
        ----
for such period, (i) Consolidated Interest Expense, (ii) income tax expense, determined on a consolidated basis in accordance with GAAP in each case for such period, and (iii) rent expense on a consolidated basis for such period.

      "Consolidated Fixed Charges" shall mean, for the Borrower and its
       --------------------------
Subsidiaries for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) scheduled principal payments made on Consolidated Total Funded Debt during such period and (c) dividend payments during any such period.

      "Consolidated Interest Expense" shall mean, for the Borrower and its
       -----------------------------
Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total cash interest expense, including without limitation the interest component of any payments in respect of capital lease obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).

      "Consolidated Net Income" shall mean, for any period, the net income (or
       -----------------------
loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains, (ii) any gains attributable to write-ups of assets and (iii) any equity interest of the Borrower or any Subsidiary of the Borrower in the unremitted earnings of any Person that is not a Subsidiary, (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary on the date that such Person's assets are acquired by the Borrower or any Subsidiary; and (v) for the Fiscal Quarter ended June 30, 2001 a $17,692,000 after-tax loss arising from the sale of assets of the ChemFirst Fine Chemicals business.

      "Consolidated Net Worth" shall mean, as of any date, the total assets of
       ----------------------
the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus the total liabilities of
                                               -----
the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP.

      "Consolidated Tangible Net Worth" shall mean the Consolidated Net Worth,
       -------------------------------
excluding any items that would be classified as an intangible asset or goodwill according to GAAP.

      "Consolidated Total Capital" shall mean, as of any date of determination
       --------------------------
with respect to the Borrower, the sum of (i) Consolidated Total Funded Debt and
(ii) Consolidated Net Worth.

      "Consolidated Total Funded Debt" or "Funded Debt" shall mean, as of any
       ------------------------------      -----------
date of determination, without duplication, (a) all indebtedness for borrowed money; (b) all non-contingent reimbursement or payment obligations with respect to letters of credit or surety obligations; (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (d) all capital lease obligations; and (e) all guaranty obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above.

      "Consolidated Total Debt" shall mean, as of any date of determination, all
       -----------------------
Debt of the Borrower and its Subsidiaries that would be reflected on a consolidated balance sheet of the Borrower prepared in accordance with GAAP as of such date.

      "Debt" means all of a Person's obligations, contingent or otherwise, that
       ----
would be classified on its balance sheet as its liabilities in accordance with GAAP.

      "Default" means the occurrence of any of the events specified in Section
       -------                                                         =======
7.1 hereof, even though any requirement for notice or lapse of time or other
===
condition precedent has not been satisfied.

      "Default Rate" means the higher or greater of: (a) the "applicable formula
       ------------
rate" (as defined in Tennessee Code Annotated ss. 47-14-102(2)), or (b) such other lawful rate of interest permitted to be charged by other applicable laws or regulations, as amended or enacted from time to time.

      "Dollar Equivalent" means, on any date of determination, (i) with respect
       -----------------
to any amount in U.S. Dollars, such amount and (ii) with respect to any amount in any Foreign Currency, the equivalent in U.S. Dollars of such amount, determined by Lender and calculated on the basis of the spot selling rate at which Lender offers to sell such Foreign Currency in the interbank foreign exchange market in New York at approximately 10:00 a.m. (Atlanta, Georgia time) for delivery two (2) Business Days after such date of determination.

      "Event of Default" means the occurrence of any of the events specified in
       ----------------
Section 7.1 hereof, if any requirement in Section 7.1 for notice or lapse of
===========                               ===========
time or other condition precedent has been satisfied.

      "Excluded Taxes" shall mean with respect to the Lender or any other
       --------------
recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable lending office is located and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located.

      "Executive Officer" means any one of the following: the Chief Executive
       -----------------
Officer and Chairman of the Board of Directors, President and Chief Operating Officer, Vice President Finance and Treasurer or Corporate Secretary of Borrower.

      "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded
       ------------------
upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by the Lender.

      "Financial Statements" means (a) the financial statement or statements of
       --------------------
Borrower described or referenced in Section 3.6 hereof and delivered with this
                                    ===========
Agreement to Lender, and (b) subsequent financial statements required to be provided pursuant to this Agreement.

      "Fiscal Quarter" means each of the quarters of the Fiscal Year, ending on
       --------------
March 31, June 30, September 30 and December 31.

      "Fiscal Year" means any twelve-month accounting period ending December 31.
       -----------

      "Foreign Currency" means Japanese Yen, Euro and British Pounds Sterling
       ----------------
(if available to Lender) and any other currency mutually agreed to in writing by Borrower and Lender from time to time.

      "Foreign Currency Rate" means the offered rate for deposits in the Foreign
       ---------------------
Currency for the applicable Interest Period as quoted on the Telerate System subscribed to be Lender, two (2) Business Days prior to the Interest Period.

      "GAAP" means generally accepted accounting principles as in effect from
       ----
time to time.

      "Hedging Agreement" shall mean the obligations of any person pursuant to
       -----------------
any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a floating or fixed rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

      "Indebtedness" means any and all amounts and liabilities of any nature
       ------------
owing or to be owing by Borrower to Lender from time to time, whether now existing or hereafter incurred, in connection with this Agreement, the Note and/or the Loan Documents.

      "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.
       -----------------

      "Interest Period" means initially, the period commencing on the borrowing,
       ---------------
conversion or renewal thereof, as the case may be, with respect to an Advance and ending one month or three months thereafter, as selected by the Borrower in its notice of borrowing or notice of renewal, as the case may be, given with respect thereto; provided that all of the foregoing provisions relating to
                 --------
Interest Periods are subject to the following:

      (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day;

      (2) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

      (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

      "Lender's Office" means the principal office of Lender located at the
       ---------------
address set forth at the beginning of this Agreement.

      "Letters of Credit" shall mean any letter(s) of credit issued by the
       -----------------
Lender pursuant to Article 2 hereof.
                   ---------

      "LIBOR" means, with respect to any U.S. Dollar Advance and Foreign
       -----
Currency Advance for the related Interest Period:

      (a) the rate per annum quoted at or about 11:00 a.m. (London time) such Interest Period on that page of the Telerate Screen, Reuters or Bloombergs which displays British Bankers Association Interest Settlement Rates for deposits in U.S. Dollars or the Foreign Currency for such Interest Period or, if such page or service shall cease to be available, such other page or such other service (as the case may be) for the purpose of displaying British Bankers Association Interest Settlement Rates for U.S. Dollars or the Foreign Currency as the Lender, in its discretion, shall select.

      (b) If such rate for either U.S. Dollar (in the case of U.S. Dollar Advances) or the Foreign Currency (in the case of Foreign Currency Advances) and the relevant Interest Period is not available to Lender for any reason, the "LIBOR" will be the rate at which deposits in such currency equal to the Dollar Equivalent of $500,000 are offered by the Lender for such Interest Period to prime banks in the London interbank market at or about 10:00 a.m. (Atlanta, Georgia time) two (2) Business Days prior to the beginning of such Interest Period.

      "Lien" means any interest in Property securing an obligation owed to, or a
       ----
claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, without limitation, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale, sale of accounts or intangibles, trust receipt or a lease, consignment, or bailment for security purposes.

      "Loan" means the loan facility described in Section 1.1 hereof.
       ----                                       ===========

      "Loan Documents" means, collectively, all of the agreements, documents,
       --------------
papers and certificates executed, furnished or delivered in connection with this Agreement (whether before, at, or after the Closing Date) or at any time evidencing or securing any of the Indebtedness, including, without limitation, this Agreement, the Note, the Guaranty, any assumption of the Note by Borrower and all other documents, certificates, reports, and instruments that this Agreement requires or that were executed or delivered (or both) at Lender's request.

      "Material Adverse Effect" or "Material Adverse Change" means, as
       -----------------------      -----------------------
applicable, a material adverse effect on, or material adverse change in, (a) the business, operations or financial condition of Borrower, (b) the ability of Borrower to perform its obligations under this Loan Agreement, the Note, or other Loan Documents, or (c) Lender's ability to enforce the rights and remedies granted under this Agreement or other Loan Documents, in all cases whether attributable to a single circumstance or event or an aggregation of circumstances or events.

      "Maturity Date" means September 11, 2002.
       -------------

      "Maximum Revolver Amount" means the Dollar Equivalent of Thirty-Five
       -----------------------
Million and 00/100 Dollars ($35,000,000.00).

      "Maximum Revolver Availability" means the amount, if any, by which the
       -----------------------------
Maximum Revolver Amount exceeds the Dollar Equivalent of all outstanding Advances and the Dollar Equivalent of the face amount of all outstanding Letters of Credit.

      "Note" means, the First Amended and Restated Revolving Credit Note, dated
       ----
as of the date hereof, executed by Borrower and Lender, and any amendments thereto or restatements thereof.

      "Other Taxes" shall mean any and all present or future stamp or
       -----------
documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

      "Person" means any individual, corporation, partnership, joint venture,
       ------
association, limited liability company, joint stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof, or any other form of entity.

      "Property" or "Properties" means any interest in any kind of property or
       --------      ----------
asset, whether real, personal, or mixed, or tangible or intangible.

      "Statutory Reserve Rate" means, with respect to any currency, a fraction
       ----------------------
(expressed as a decimal), the numerator of which is one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal established by any governmental authority of the United States or of the jurisdiction of any Foreign Currency or any jurisdiction in which Foreign Currency Advances are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to loans in such currency are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "Subsidiary" means, at the time as of which any determination is being
       ----------
made, any corporation, partnership, limited partnership or other entity of which more than fifty percent (50%) of the issued and outstanding voting stock (or partnership interests) is owned or controlled, directly or indirectly, by Borrower and/or by one or more of Borrower's Subsidiaries.

      "Subsidiary Guarantor" means individually and collectively, the
       --------------------
Subsidiaries of Borrower executing a Subsidiary Guaranty from time to time.

      "Subsidiary Guaranty" means (individually and collectively) the Guaranty
       -------------------
Agreements executed by a Subsidiary Guarantor substantially in the form of Exhibit A from time to time.

      "Taxes" shall mean any and all present or future taxes, levies, imposts,
       -----
duties, deductions, charges or withholdings imposed by any governmental authority.

      "U.S. Dollar Advance" means an Advance requested by Borrower in U.S.
       -------------------
Dollars.

      10.2 Computations; Accounting Principles. Where the character or amount of
           -----------------------------------
any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, such determination or calculation, to the extent applicable and except as otherwise specified in this Agreement, shall be made in accordance with GAAP applied on a consolidated basis consistent with those in effect at the Closing Date.

      10.3 Exhibits and Schedules. All Exhibits and Schedules attached hereto
           ----------------------
are by reference made a part hereof.

      10.4 General Construction; Captions. All definitions and other terms used
           ------------------------------
in this Agreement are equally applicable to the singular and plural forms thereof, and all references to any gender include all other genders. The words "hereof", "herein" and "hereunder" and words of similar import in this Agreement
 ------    ------       ---------
refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Sections, subsections, schedules and exhibits are to this Agreement unless otherwise specified. The words "includes" and
                                                         --------
"including" and words of similar import are inclusive and not exclusive terms,
 ---------
and are not intended to create any limitation. The captions in this Agreement are for convenience only, and in no way limit or amplify the provisions hereof.

      10.5 UCC Terms. Terms used in this Agreement that are defined in the UCC
           ---------
shall have the same meanings herein, except as otherwise expressly provided or amplified (but not limited) herein.

      10.6 References to Documents and Laws. All defined terms and references in
           --------------------------------
this Agreement with respect to any agreements, notes, instruments, certificates or other documents shall be deemed to refer to such documents and to any amendments, modifications, renewals, extensions, replacements, restatements, substitutions and supplements of and to such documents. Unless otherwise provided, all references to statutes and related regulations shall include any amendments thereof and any successor statutes and regulations.

      10.7 Entire Agreement. This Agreement and the Loan Documents state the
           ----------------
entire Agreement between the parties and supercedes all other agreements including the Original Loan and all prior Loan Documents as defined therein. This Agreement may only be supplemented, altered, amended, modified, or revoked in writing by signed agreement of all the parties hereto.

      ENTERED INTO as of the date first written above.

                                          BORROWER:
                                          --------

                                          CHEMFIRST INC.


                                          By: /s/ Max P. Bowman

                                          Title: Vice-President


                                          LENDER:
                                          ------

                                          SUNTRUST BANK


                                          By: /s/ Bryan W. Ford

                                          Title: Vice President

               FIRST AMENDED AND RESTATED REVOLVING CREDIT NOTE
               ------------------------------------------------

Memphis, Tennessee                                              $35,000,000.00
Originally Dated October 24, 2000
Amended and Restated September 12, 2001

      WHEREAS, CHEMFIRST INC. (the "Borrower") executed that certain revolving
                                    --------
credit promissory note in the original principal amount of up to $35,000,000 dated October 24, 2000 payable to the order of SUNTRUST BANK ("Lender") (the
                                                               ------
"Original Note");
 -------------

      WHEREAS, Borrower and Lender agree to modify the Original Note upon the terms contained herein; and

      NOW, THEREFORE, the parties hereto amend and restate the Original Note in its entirety as follows:

      FOR VALUE RECEIVED, CHEMFIRST INC., a Mississippi corporation (the "Borrower") promises and agrees to pay to the order of SUNTRUST BANK ("Lender") at the offices of SunTrust Bank in Nashville, Tennessee, or at such other place as may be designated in writing by the holder: (i) the principal amount of U.S. Dollar Advances (Advanced under the terms of the Loan Agreement, as defined below) in United States Dollars, together with interest on the principal balance of U.S. Dollar Advances outstanding from time to time hereon, from the date of such Advance through the Maturity Date and; (ii) the principal amount of Foreign Currency Advances (Advanced under the terms of the Loan Agreement) in the Foreign Currency so Advanced, together with interest on the principal balance of Foreign Currency Advances outstanding from time to time, hereon, from the date of such Advance through the Maturity Date.

      This Note is issued pursuant to, and is the Note referred to in, that certain First Amended and Restated Loan Agreement of even date herewith between Borrower and the Lender (such agreement, as it may be amended, modified, extended and/or renewed from time to time, including without limitation all restatements thereof, being referred to herein as the "Loan Agreement"). Any term not otherwise defined in this Note shall have the same meaning as set forth in the Loan Agreement. Reference is made to the Loan Agreement, which, among other things, provides for the acceleration of the maturity hereof upon the occurrence of certain events in certain circumstances and upon certain terms and conditions.

      Interest shall accrue on all amounts outstanding under this Note at the Applicable Rates elected by Borrower in accordance with the Loan Agreement. All payments of interest on any U.S. Dollar Advances shall be payable in United States Dollars and interest on any Foreign Currency Advance shall be payable in such Foreign Currency. Borrower promises to pay interest on the outstanding principal amount of each Advance hereunder, at such interest rates, payable at such times, and computed in such manner, in accordance with the terms of the Loan Agreement and the terms hereof. Interest on all Advances shall be paid at the end of the applicable Interest Period.

      As long as no Event of Default has occurred, Borrower may borrow, repay, reborrow and repay hereunder until the Maturity Date; provided, however, that at no time shall the principal amount outstanding hereunder exceed the applicable Maximum Revolver Amount under the Loan Agreement. If any such excess occurs, Borrower shall immediately pay to the Lender all principal outstanding hereunder in excess of the applicable Maximum Revolver Amount plus all accrued interest thereon.

      The terms and conditions of any prepayment of this Note shall be governed by the Loan Agreement.

      The terms and conditions in connection with requesting an Advance by Borrower and for making any Advances by Lender hereunder shall be governed by the applicable provisions of the Loan Agreement.

      This Note shall mature on September 11, 2002 (the "Maturity Date"), at which time all outstanding principal, accrued interest, and all unpaid fees or charges hereunder (if any) will be immediately due and payable.

      In the event that there occurs any Event of Default under the Loan Agreement, then, in such event, at the option of the Lender or automatically in the case of Events of Default under Sections 7.01(d), (e) and (f) of the Loan Agreement, the entire indebtedness hereby evidenced shall become due, payable and collectible then or thereafter, without further notice, as the holder may elect regardless of the date of maturity. The Lender may waive any Event of Default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one.

      Following the occurrence of an Event of Default, principal and unpaid interest bear interest at the Default Rate, until paid. The undersigned will pay under the provisions of the Loan Agreement, the costs and expenses in connection with the collection, enforcement, protection and/or litigation with regard to this Note and/or any of Lender's rights hereunder.

      The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

      This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America.

      This Note amends and restates that certain Revolving Credit Note originally dated as of October 24, 2000, executed by Borrower and payable to Lender (the "Original Note") and does not constitute a novation of the Original
             -------------
Note.

      IN WITNESS WHEREOF, the undersigned, authorized officers of Borrower and Lender, execute this First Amended and Restated Revolving Credit Note as of the day and date first set forth above.

                                    CHEMFIRST INC.


                                    By: /s/ Max P. Bowman

                                    Title: Vice-President


                                    SUNTRUST BANK


                                    By: /s/ Bryan W. Ford

                                    Title: Vice President

                               FIRST AMENDMENT TO
                               ------------------
                    FIRST AMENDED AND RESTATED LOAN AGREEMENT
                    -----------------------------------------

      THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is executed this the 10th day of October, 2001 (effective September 12, 2001), by and between CHEMFIRST, INC., a Mississippi corporation (the "Borrower") and SUNTRUST BANK (the "Lender").

                                    RECITALS:
                                    --------

      A. Borrower and Lender previously executed that certain First Amended and Restated Loan Agreement dated as of September 12, 2001 (as amended or restated from time to time, the "Loan Agreement") pursuant to which the Lender extended credit to the Borrower upon the terms and conditions set forth therein.

      B. The Borrower and Lender are desirous of amending the Loan Agreement as set forth herein.

      C. Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

      NOW, THEREFORE, for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.    The following is added as Section 1.10 of the Loan Agreement:

            1.10 Extension of Maturity Date. No earlier than seventy-five (75)
                 --------------------------
            days and not later than sixty (60) days prior to the applicable Maturity Date, the Borrower may deliver a written request to Lender requesting an extension of the Maturity Date for an additional period of up to 364 days from the existing Maturity Date. Lender, in its sole and absolute discretion, may extend the Maturity Date as requested by Borrower by delivery of written notice to Borrower. If the extension is approved by Lender, the definition of Maturity Date shall thereafter be the date as requested by Borrower and approved by Lender under this Section. In the event the Lender has not delivered to Borrower its written acceptance of an extended Maturity Date within forty-five (45) days of the current Maturity Date, Borrower's request for an extension under this Section shall be deemed denied.

2. Except as specifically set forth herein, no other amendment or modification is hereby made to the Loan Agreement or any Loan Documents. Borrower and Lender agree that all documents and instruments presently securing or guaranteeing the Note and the Loan Agreement shall not be otherwise amended, modified, terminated or released by the execution hereof.

3. This Amendment may be executed in one or more counterparts, all of which shall, taken together, constitute one original. The parties agree that facsimile signatures shall be deemed to be and treated as original signatures of such parties.

      IN WITNESS WHEREOF, the undersigned, by and through their duly authorized officers, hereby execute this Amendment as of the day and date first set forth above.

                                    CHEMFIRST, INC.


                                    By: /s/ Max P. Bowman

                                    Title:


                                    SUNTRUST BANK


                                    By: /s/ Bryan W. Ford

                                    Title: Vice President

                               SECOND AMENDMENT TO
                               -------------------
                    FIRST AMENDED AND RESTATED LOAN AGREEMENT
                    -----------------------------------------

      THIS SECOND AMENDMENT TO FIRST AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is executed this the 29th day of November, 2001 (effective September 30, 2001), by and between CHEMFIRST, INC., a Mississippi corporation (the "Borrower") and SUNTRUST BANK (the "Lender").

                                    RECITALS:
                                    --------

      A. Borrower and Lender previously executed that certain First Amended and Restated Loan Agreement dated as of September 12, 2001 and that certain First Amendment to First Amended and Restated Loan Agreement effective September 12, 2001 (as amended or restated from time to time, the "Loan Agreement") pursuant to which the Lender extended credit to the Borrower upon the terms and conditions set forth therein.

      B. The Borrower and Lender are desirous of further amending the Loan Agreement as set forth herein.

      C. Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

      NOW, THEREFORE, for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Compliance with Section 6.6(b) of the Loan Agreement concerning "Fixed Charge Coverage Ratio" is waived for the Fiscal Quarter ending September 30, 2001.

      Section 6.6(b) of the Loan Agreement is deleted and the following is substituted in lieu thereof:

            6.6   Financial Covenants

                  (b) Fixed Charge Coverage Ratio. The Borrower shall not permit
                      ---------------------------
            the ratio of Consolidated EBITR to Consolidated Fixed Charges to be less than 2.25 to 1.00 at the end of the Fiscal Quarter ending December 31, 2001, less than 1.75 to 1.00 at the end of the Fiscal Quarter ending March 31, 2002, less than 2.25 to 1.00 at the end of the Fiscal Quarter ending June 30, 2002 and less than 3.00 to 1.00 at the end of each Fiscal Quarter thereafter. This ratio shall be calculated on a trailing four-quarter basis.

2. Concurrently with the execution of this Amendment, Borrower shall pay Lender an amendment fee of $2,500.

3. Except as specifically set forth herein, no other amendment or modification is hereby made to the Loan Agreement or any Loan Documents. Borrower and Lender agree that all documents and instruments presently securing or guaranteeing the Note and the Loan

      Agreement shall not be otherwise amended, modified, terminated or released by the execution hereof.

4. This Amendment may be executed in one or more counterparts, all of which shall, taken together, constitute one original. The parties agree that facsimile signatures shall be deemed to be and treated as original signatures of such parties.

      IN WITNESS WHEREOF, the undersigned, by and through their duly authorized officers, hereby execute this Amendment as of the day and date first set forth above.

                                    CHEMFIRST, INC.


                                    By: /s/ Max P. Bowman

                                    Title: Vice President & CFO


                                    SUNTRUST BANK


                                    By: /s/ Bryan W. Ford

                                    Title: Vice President